SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the 11th day of March, 2014 (this “Agreement”) is entered into by and among, GLOBAL RESOURCE ENERGY, INC., a Nevada corporation (“GBEN”), and RAY KIM, an individual residing in the State of Colorado (“Owner”). GBEN and Ray Kim are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Owner owns all of the issued and outstanding membership interests of Global Force LLC, a Colorado limited liability company (“GF”);

WHEREAS, GF is in the business of Global Force, LLC (GF) is a strategic sales, marketing and distribution company;

WHEREAS, GBEN wishes to acquire all of the issued and outstanding membership interests of GF (referred to hereinafter as the “GF Interests”) with the purpose of owning and operating GF as GBEN’s wholly-owned subsidiary; and

WHEERAS, GBEN, GF, and the Owner proposes to enter into this Agreement which provides, among other things, the Owner will deliver the GF Interests to GBEN in exchange for the issuance by GBEN of a total of 200,000,000 shares of GBEN’s preferred stock set forth in Section 2.01 of this Agreement, on the terms and conditions set forth herein (the “Share Exchange”) and such additional items as more fully described in this Agreement.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.   Definitions. The following terms shall have the following respective meanings:

“Affiliate”
with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party. For the purpose of this definition, “control” means (i) ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Nevada are open for business throughout their normal business hours;
“Closing”	the closing of the transactions contemplated by this Agreement;
“Completion”	completion of acquisition of the GF Interests by GBEN in accordance with the terms and conditions of this Agreement;
“Corporate Restructuring”	As set forth in Section 7.06;
“Encumbrance”
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Exchange Act”	the US Securities Exchange Act of 1934;
“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
“Securities Act”	the US Securities Act of 1933;
“SEC”	the US Securities and Exchange Commission;
“US”	United States of America;
“United States Dollars” or “US$”	United States dollars;

Section 1.02.  Rules of Construction.

                (a)           Unless the context otherwise requires, as used in this Agreement:  (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms “Article,” “Section” and “Schedule” shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall refer to the relevant paragraph of a specified Schedule and (vii) the term “day” shall refer to calendar days.

(b)           Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE SHARE EXCHANGE AND MERGER

Section 2.01  Share Exchange and Merger.

(a)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), GBEN shall acquire all of the GF Interests from the Owner with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto.

(b)           In exchange for the delivery of the GF Interests, GBEN shall create a class of Preferred Stock with such rights and privileges as set forth on Exhibit A attached hereto (the “Preferred Stock”) and shall deliver to the Owner, or his designees, a total of 200,000,000 shares of the Preferred Stock (the “Exchange Shares”); and

(c)           The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate the Agreement.

Section 2.02.     Closing Location.  The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the “Closing Date”), at the office of Booth Udall Fuller, PLC 1255 W. Rio Salado Parkway, Tempe, Arizona on March , 2014.

Section 2.03.     Owner’s Closing Documents.  At the Closing, the Owner will tender to GBEN:

(a)           Original certificates issued in the name of the Owner representing all of the GF Interests, duly endorsed for transfer by the Owner and marked “cancelled for transfer” or as otherwise directed by GBEN or its counsel, in accordance with the laws of the State of Colorado;

(b)           One (1) new certificate issued by GF in the name of GBEN representing the GF Interests;

(c)           A certified copy of the register of members of GF showing GBEN as the registered owner of the GF Interests; and

(d)           A resolution from the Owner certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04.   GBEN’s Closing Documents.  At the Closing, GBEN will tender to the Owner:

(a)           A certified copy(ies) of resolutions of the Board of Directors of GBEN in a form satisfactory to the Owner, acting reasonably, authorizing:

                                (i)           the execution and delivery of this Agreement by GBEN;

(ii)	the issuance of the Exchange Shares to the Owner or his designees as directed by the Owner; and

(iii)	the acceptance of Roland F. Hutzler’s resignation as a member of the Board of directors of GBEN.

(b)           Share certificates, registered in the name of the Owner or his designees, as directed by the Owner, representing the Exchange Shares; and

(c)           A certificate executed by a duly appointed officer of GBEN certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.  Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.  Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.  Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.   Each Party acknowledges that the restrictions contained in Section 11.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GBEN

Section 4.01.  Organization, Standing and Authority; Foreign Qualification. GBEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.   Corporate Authorization. The execution, delivery and performance by GBEN of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GBEN, and this Agreement constitutes a valid and binding agreement of GBEN. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization.  GBEN’s authorized capital stock, as of March 11, 2014, consists solely of 250,000,000 authorized shares of common stock, of which 74,170,997 common shares are issued and outstanding. All of such issued and outstanding shares of GBEN’s common stock are duly authorized, validly issued, fully paid and non-assessable. Prior to the Closing, GBEN shall take such action as is necessary to create the Preferred Stock. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of GBEN’s common stock or any other security of GBEN or any plan for any of the foregoing. GBEN is not obligated to register the resale of any of its common stock on behalf of any shareholder of GBEN under the Securities Act.

Section 4.04.  Subsidiaries. GBEN does not have any subsidiaries.

Section 4.05.  SEC Filings.

           (a)           GBEN has delivered to the Owner (i) GBEN’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, containing GBEN’s consolidated balance sheet at January 31, 2013 and consolidated statements of operations, changes in stockholders' deficiency and cash flows of GBEN for the period from November 6, 2008 (date of inception) to the fiscal year ended January 31, 2013, along with a copy of the audit report of George Stewart, CPA, of Seattle, Washington, independent auditors; and (ii) GBEN’s quarterly report on Form 10-Q for the quarter ended October 31, 2013 (collectively with the aforementioned Annual Report on Form 10-K, “GBEN’s Reports”). To the best of GBEN’s knowledge and belief, GBEN’s Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact, and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

           (b)           All documents which GBEN is responsible for filing with the SEC or any regulatory agency in connection with this Agreement will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to GBEN in any document filed with the SEC or any other regulatory agency in connection with this Agreement or the transactions otherwise contemplated hereby shall be true and correct in all material respects.

Section 4.06.  Financial Statements. All consolidated financial statements included in GBEN’s Reports, including the related notes, fairly present, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as indicated therein), the consolidated financial position of GBEN as of the dates thereof and the consolidated results of operations and changes in shareholders' equity and cash flows of GBEN for the periods then ended, subject, in the case of the interim financial statements, to normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by GAAP.

Section 4.07. Articles of Incorporation and Bylaws.  GBEN has heretofore delivered, or prior to Closing GBEN shall deliver, to the Owner true, correct and complete copies of its Articles of Incorporation, certified by the Secretary of State of the State of Nevada and Bylaws or comparable instruments, certified by the corporate secretary thereof.

Section 4.08.   No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of GBEN;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which GBEN is a party or by or to which either of its assets or properties, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon GBEN or upon the securities, assets or business of GBEN;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to GBEN or to the securities, properties or business of GBEN; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by GBEN.

Section 4.09.   Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to GBEN’s best knowledge threatened against or affecting GBEN or involving any of GBEN’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. GBEN is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.10.  Compliance with Laws. To the best knowledge of GBEN, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of GBEN.

Section 4.11.  True and Correct Copies. All documents furnished or caused to be furnished to the Owner by GBEN are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.12.  Contracts.

           (a)           Except for the contracts set forth on Schedule 4.12 and excluding any obligation referenced in this Agreement, GBEN is not a party to any:

                      (i)           contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $100,000 in the aggregate to any officer or director of GBEN, or to any other entity in which GBEN has an interest;

                      (ii)           contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

                      (iii)           contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                      (iv)           contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

                      (v)           contracts relating to the acquisition by GBEN of any operating business of, or the disposition of any operating business by, any other person;

                      (vi)           executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                      (vii)           joint venture contracts or agreements;

                      (viii)           contracts under which GBEN agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000 or to share tax liability of any party;

                      (ix)           contracts containing covenants of GBEN not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with GBEN in any line of business or in any geographical area;

                      (x)           contracts for or relating to computers, computer equipment, computer software or computer services; or

                      (xi)           contracts relating to the borrowing of money by GBEN or the direct or indirect guarantee by GBEN of any obligation for, or an agreement by GBEN to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                (A)           any contract with respect to lines of credit;

                                (B)           any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                (C)           any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                (D)           any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                (E)           any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                      (xii)           any other material contract whether or not made in the ordinary course of business.

Section 4.13. Operations of GBEN.  Since the latest filing date of GBEN’s Reports, GBEN has not:

(a)           except as necessary to conduct the Corporate Restructuring, amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

(b)           issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

(c)           declared or paid any dividends or declared or made any other distributions of any kind to its shareholders; or

(d)           made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business.

Section 4.14.   Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by GBEN or representatives thereof to the Owner, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to the Owner in writing which, individually or in the aggregate, could have a material adverse effect on GBEN or a material adverse effect on the ability of GBEN to perform any of its obligations pursuant to this Agreement.

Section 4.15.   Brokerage.  No broker or finder has acted, directly or indirectly, for GBEN nor did GBEN incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OWNERS

The Owner represents to GBEN as follows:

Section 5.01.   Organization, Standing and Authority; Foreign Qualification. (a) GF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.    Authorization. The execution, delivery and performance by the Owner of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of the Owner. The Owner has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of the Owner. The GF Interests to be transferred to GBEN in accordance with this Agreement have been duly authorized and validly issued, fully paid and non-assessable. Upon transfer of the GF Interests, no Encumbrance shall exist on either.

Section 5.03.    Capitalization.

(a) GF’s total membership interest is allocated as follows:

Owner                                100%

(b)
All of such issued and outstanding memberships interests of GF are duly authorized, validly issued, fully paid and non-assessable.  There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, units or memberships interests in GF or any other security of GF or any plan for any of the foregoing.

(c) The GF Interests are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

Section 5.04.   Subsidiaries. GF does not have any direct or indirect subsidiaries.

Section 5.05. Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, the Owner or his designees shall be the beneficial and record holder of the Exchange Shares.

Section 5.06.  Investment Risk.  The Owner understands that an investment in GBEN includes a high degree of risk, has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Exchange Shares, is in a financial position to hold the Exchange Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07.  Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Owner will execute, deliver, file and otherwise assist GBEN in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08. Tax Advice.  The Owner is responsible for obtaining such legal, including tax, advice as it considers necessary or appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated herein.

Section 5.09.  Investment Representations.  All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date as for the Owner.

Section 5.10.  No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of either GF;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which GF or the Owner is a party or by or to which their assets or properties, including the GF Interests, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon GF or the Owner or upon the securities, assets or business of GF and/or the Owner;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to GF and/or the Owner or to the securities, properties or business of GF and/or the Owner; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by GF and/or the Owner.

Section 5.11.    Articles of Organization and Operating Agreement.

                (a)           The Owner has heretofore delivered to GBEN true, correct and complete copies of GF’s respective Articles of Organization, certified by the Secretary of State of the State of Colorado, and Operating Agreement or comparable instruments (certified by the secretary thereof).

(b)           The minute books of GF accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members or owners, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.12.    Compliance with Laws.  To the best of the Owner’s knowledge, neither GF nor the Owner are in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on GF or the Owner and have not received written notice that any violation is being alleged.

Section 5.13.   Material Information.  This Agreement, the Schedules attached hereto and all other information provided in writing by the Owner or representatives thereof to GBEN, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to GBEN in writing which, individually or in the aggregate, could have a material adverse effect on GF and/or the Owner or a material adverse effect on the ability of the Owner to perform any of their obligations pursuant to this Agreement.

Section 5.14.   Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving GF or the Owner.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the Owner, threatened against or involving GF or the Owner, their respective assets or the GF Interests.

Section 5.15.    Operations.  Except as contemplated by this Agreement, since their respective date of organization, GF has not:

(a)           amended its Certificate or Articles of Organization or Operating Agreement or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)           issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

c) made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

Section 5.16.  Brokerage.  GF or the Owner shall pay any brokerage, finder’s fee or other commission owed in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS OF OWNERS

Section 6.01.  Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Owner shall cause GF to conduct its respective business substantially in the manner in which it is currently conducted.

Section 6.02.  Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Owner shall cause GF to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03.  Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) the Owner shall cause GF to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) the Owner shall promptly notify GBEN of any event, condition or circumstance that would constitute a violation or breach of this Agreement by the Owner.

Section 6.04.  Corporate Examinations and Investigations.  Prior to the Closing Date, GBEN shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of GF, and such examination of the books, records, tax returns, results of operations and financial condition of GF. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Owner and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII
COVENANTS AND AGREEMENTS OF GBEN

Section 7.01. Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, GBEN shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Section 4.12, or undertake any of the actions specified in Sections 4.13.

Section 7.02.  Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, GBEN shall use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services of its respective present officers, employees, consultants and agents and to preserve their goodwill.

Section 7.03.  Litigation.  From the date of this Agreement to the Closing Date, GBEN shall notify the Owner of any actions or proceedings of the type described in Section 4.09 that are threatened or commenced against GBEN or against any officer, director, employee, properties or assets of GBEN and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.04.  Conduct of GBEN Pending the Closing.  From the date hereof through the Closing Date:

(a)           GBEN shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)           GBEN shall promptly notify the Owner of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by GBEN.

Section 7.05.  Corporate Examinations and Investigations.  Prior to the Closing Date, the Owner shall be entitled, through employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of GBEN; and such examination of the books, records, tax returns, results of operations and financial condition of GBEN. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and GBEN and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 7.06.   Corporate Restructuring.  Upon execution hereof, GBEN shall use all reasonable efforts to cause the following corporate restructuring events to occur (such events are collectively referred to as the “Corporate Restructuring”): (a) effect a 1,000 to 1 reverse stock split of all issued and outstanding shares of its common stock; (b) change its legal name to “Global Force, Inc.”; and (c) create a class of convertible Preferred Stock as described in Section 2.01(b) above.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF GBEN TO CLOSE

The obligations of GBEN to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.   Representations and Covenants.

       (a)     The representations and warranties of the Owner contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

    (b) The Owner shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The Owner shall have delivered to GBEN a certificate, dated the Closing Date, and signed by the Owner to the foregoing effect.

Section 8.02.  Governmental Permits and Approvals.

               (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by GF to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and GBEN shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.  Third Party Consents.  All consents, permits and approvals from parties to contracts with GF that may be required in connection with the performance by the Owner hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.   Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on GF, the Owner, or on the GF Interests.

Section 8.05    Closing Documents.  The Owner shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNERS TO CLOSE

The obligations of the Owner to be performed by him at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by him, to the extent permitted by law:

Section 9.01.    Representations and Covenants.

    (a)           The representations and warranties of GBEN contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

           (b)           GBEN shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. GBEN shall have delivered to the Owner a certificate dated the Closing Date, and signed by an authorized signatory of GBEN to the foregoing effect.

Section 9.02.   Governmental Permits and Approvals.

    (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by GBEN to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and the Owner shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and,

           (b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.  Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on GBEN.

Section 9.04.  Closing Documents.  GBEN shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X
TERMINATION
Section 10.01. Termination.

(a)           Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

                      (i)           by mutual written consent of the Owner and GBEN;

                      (ii)           by either the Owner or GBEN in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                      (iii)           by GBEN if GBEN is not then in material breach of this Agreement and if there shall have been any breach by the Owner (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by the Owner of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and the Owner are diligently pursuing such cure;

                      (iv)           by the Owner if the Owner is not then in material breach of this Agreement and if there shall have been any breach by GBEN (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by GBEN of written notice of such breach; or

(b)           In the event of termination by the Owner or GBEN pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein, the Owner shall immediately cause each of the nominees appointed to the Board of Directors of GBEN and/or appointed as officers of GBEN to resign from all such positions.

Section 10.02.   Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.01.    Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02.    Time.  Time shall be of the essence hereof.

Section 11.03.    Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to the Owner, at:

Ray Kim
2443 S. University Blvd., Suite 277
Denver, CO 80210-4300

if to GBEN, at:

Global Resource Energy, Inc.
c/o W. Scott Lawler, Esq.
                Booth Udall Fuller PLC
    1255 W Rio Salado Pkwy #215
    Tempe, AZ 85281

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04.   Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.05.  Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.06.  Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.07. Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.08.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

GLOBAL RESOURCE ENERGY, INC.,
a Nevada corporation

By:

Name: Roland Hutzler	RAY KIM
Title: President

EXHIBIT A

CERTIFICATE OF U.S. ACCREDITED INVESTOR

This Certificate of U.S. Accredited Investor is being executed and delivered by the OWNER, as such term is defined in that certain Share Exchange Agreement dated March 11, 2014, and entered by and among GLOBAL RESOURCE ENERGY, INC., a Nevada corporation (the “ISSUER”) and the OWNER.

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933.  This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in Shares not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

(a)           it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b)           it understands that the enforcement of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of the Cayman Islands, and that most of or all of the assets of the Corporation are or will be located outside of the United States;

(b)           it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities.  The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(c)           it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act of 1933 or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“The Securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).  The holder hereof, by purchasing such Securities, agrees for the benefit of the Issuer that such Securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation.”

(d)           it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(e)           it is a limited liability company duly organized and validly existing pursuant to the laws of the State of California;

(f)           either alone or with its purchaser representative1, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(g)           the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to it;

(h)           it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States Securities laws; and

(i)           if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i)           the sale is to the Issuer;

(ii)           the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii)           the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state Securities or “Blue Sky” laws; or

(ii)
the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Shares, and, in the case of clauses (ii) or (iii) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer.

The Subscriber, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Issuer Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or
Category 14.
A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 15.	An entity in which each of the equity owners meets the requirements of one of the above categories.

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)